UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2012

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

___________________

Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California  94612-1888
(Address of principal executive offices)   (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 11, 2012, the board of directors (the “Board”) of The Clorox Company (the “Company”) accepted the resignation of Gary G. Michael from the Board effective November 14, 2012. Mr. Michael had tendered his resignation in accordance with the Company’s Corporate Governance Guidelines, which require a non-management director to offer his or her resignation prior to the Annual Meeting of Stockholders at which he or she will be age 72. Mr. Michael has served as a director of the Company since 2001 and is currently lead director. Mr. Michael’s decision not to stand for re-election is not a result of any disagreement with the Company.

Also on September 11, 2012, the Board elected Robert W. Matschullat to the lead director role effective as of November 14, 2012. Mr. Matschullat has been a director of the Company since 1999.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date:	September 14, 2012	By:	/s/ Laura Stein
Senior Vice President –
General Counsel